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                                                                  EXECUTION COPY


                          AMENDMENT NO.  9 TO AMENDED
                         AND RESTATED CREDIT AGREEMENT



                 AMENDMENT dated as of May 1, 1997 among AMERICAN EXPLORATION COMPANY (the "Company"), the BANKS listed on the signature pages hereof (the "Banks"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent"), and BANK OF MONTREAL, as Co-Agent (the "Co-Agent").


                              W I T N E S S E T H:


                 WHEREAS, the Company has heretofore entered into an Amended and Restated Credit Agreement dated as of December 21, 1994 with the banks signatory thereto, the Agent and the Co-Agent, as amended by Amendment No. 1 dated as of February 16, 1995, Amendment No. 2 dated as of May 2, 1995, Amendment No. 3 dated as of January 19, 1996, Amendment No. 4 dated as of June 5, 1996, Amendment No. 5 dated as of September 27, 1996, Amendment No. 6 dated as of October 15, 1996, Amendment No. 7 dated as of October 15, 1996 and Amendment No. 8 dated as of March 13, 1997(as so amended, the "Agreement"); and

                 WHEREAS, the parties hereto desire to amend certain provisions of the Agreement in the manner set forth below;

                 NOW, THEREFORE, the parties hereto agree as follows:

                 SECTION 1. Definitions; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

                 SECTION 2.  Amendment of Section 1.01 of the Agreement.  (A)
The
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following defined terms in Section 1.01 are redefined in their entirety as follows:

                          "Availability Limit" means at any date an amount
                 equal to the lesser of (i) the aggregate amount of the Commitments at such date and (ii) $86,000,000.

                          "Level I Status" exists at any date on which the sum
                 of (i) the aggregate outstanding amount of the Loans and (ii) the aggregate Letter of Credit Liabilities is less than 70% of the Borrowing Base then in effect.

                          "Level II Status" exists at any date on which the sum
                 of (i) the aggregate outstanding amount of the Loans and
                 (ii) the aggregate Letter of Credit Liabilities is greater than or equal to 70% of the Borrowing Base then in effect.

                 (B) The definition of "Compensation Trigger Date" in Section
1.01 is deleted.

                 (C) The definition of "Level III Status" in Section 1.01 is deleted.

                 SECTION 3. Amendment of Section 2.05 of the Agreement. (A) In
Section 2.05(a) of the Agreement, the first sentence is amended in its entirety to read as follows:

                          (a) Each Domestic Loan shall bear interest on the
                 outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, as follows:

                                  (1) for any day on which Level I Status
                          exists, at a rate per annum equal to the lesser of
                          (x) the Highest Lawful Rate applicable to the Bank making such Loan and (y) the sum of .25% plus the Base Rate for such day; and

                                  (2) for any day on which Level II Status
                          exists, at a rate per annum equal to the lesser of
                          (x) the Highest Lawful Rate applicable to the Bank making such Loan and (y) the sum of .50% plus the Base Rate for such day.

                 (B) In Section 2.05(b), the defined term "Margin" is amended in its entirety to read as follows:

                          "Margin" means (i) for any day on which Level I
Status exists, 1 1/4% or (ii) for any day on which Level II Status exists, 1 1/2%.


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                 SECTION 4.  Amendment of Section 2.06 of the Agreement.  (A)
In Section 2.06(a) of the Agreement, the first sentence is amended it its entirety to read as follows:

                          (a) During the Revolving Credit Period, the Company
                 shall pay to the Agent for the accounts of the Banks ratably in proportion to their Commitments a commitment fee at a rate of .375% per annum on the daily average amount by which the Availability Limit exceeds the sum of (i) the aggregate outstanding principal amount of the Loans and (ii) the aggregate Letter of Credit Liabilities.

                 (B) In Section 2.06(b) of the Agreement, the first sentence is amended in its entirety to read as follows:

                          (b) The Company shall pay to the Agent a letter of credit fee, as follows:

                                  (1) for any day on which Level I Status
                          exists, at the rate of 1 1/4% per annum on the aggregate amount available for drawing under any Letter of Credit from time to time, such fee to be payable for the account of the Banks ratably in proportion to their participation therein; and

                                  (2) for any day on which Level II Status
                          exists, at the rate of 1 1/2% per annum on the aggregate amount available for drawing under any Letter of Credit from time to time, such fee to be payable for the account of the Banks ratably in proportion to their participation therein;

                 (B) Subsection (d) of Section 2.06 is deleted.

                 SECTION 5.  Amendment of Section 2.14 of the Agreement.
Section 2.14 is amended to read in its entirety as follows:

                          SECTION 2.14. Borrowing Base. During the period from and after May 1, 1997 and until the next redetermination of the Borrowing Base pursuant to this Agreement, the amount of the Borrowing Base shall be $86,000,000. Upon receipt of the reports delivered pursuant to Section 5.04 and such other reports, data, and supplemental information as may, from time to time, be reasonably requested by the Banks (together with the Initial Reserve Report, the "Reserve Reports"), together with a certificate from the President, Treasurer, Controller or Chief Financial Officer of the Company that, to the best of his knowledge and in all



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                 material respects, (i) the information contained in such
                 Reserve Report is true and correct, (ii) except as set forth on an exhibit to the certificate, that either of the Company or a Subsidiary owns good and marketable title to the Properties evaluated free of all Liens except for Excepted Liens, (iii) the Banks have valid first and prior liens pursuant to the Security Instruments on Mortgaged Properties having an aggregate Value which equals or exceeds 80% of the aggregate Value of the BB Properties, (iv) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Company's or any Subsidiary's Oil and Gas Properties which would require the Company or any Subsidiary to deliver Hydrocarbons produced from the Company's or any Subsidiary's Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor which would exceed $300,000 in the aggregate and (v) no other BB Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibits to the certificate, which certificate shall list all BB Properties sold in compliance with Section 5.18 and in such detail as reasonably required by the Banks, the Banks will evaluate such Properties. Based upon such information and upon such other information as the Agent deems appropriate and consistent with its normal oil and gas lending criteria as it exists at that particular time, the Agent will propose a Borrowing Base within 30 days after a Reserve Report is furnished to the Banks pursuant to Section 5.04. The Agent shall promptly notify the Company and the Banks of such proposed Borrowing Base and such proposed Borrowing Base shall become the effective Borrowing Base on the thirtieth day following the giving of such notice and shall be binding on all parties to this Agreement until the effective date of the next redetermination unless on or prior to such thirtieth day (A) the Agent shall have received the written consent of the Banks to such proposed Borrowing Base, in which case such proposed Borrowing Base shall become the effective Borrowing Base on the date of such receipt by the Agent or (B) any Bank rejects such proposed Borrowing Base by notice to the Agent, in which case the Banks shall consult with one another with a view to agreement on the redetermination of the Borrowing Base and the Borrowing Base shall be redetermined by the Banks in accordance with their customary oil and gas lending practices. Any Borrowing Base so redetermined by the Banks shall be promptly notified to the Company by the Agent, and upon such notification shall be effective and binding on all parties to this Agreement until the effective date of the next redetermination. Until the Company is notified by the Agent of any redetermination of the Borrowing Base, the Borrowing Base established for the directly preceding period shall remain in effect, and thereafter the Borrowing Base as set forth in such notification shall be in effect.



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                          The Borrowing Base shall also be adjusted as provided
                 in Sections 5.05 and 5.18.

                 SECTION 6.  Amendment of Section 5.19 of the Agreement.
Section 5.19 is amended to read in its entirety as follows:

                          SECTION 5.19. Net Worth. The Company will not permit its consolidated net worth to be less than $90,000,000 plus fifty percent (50%) of any equity issuances after December 31, 1996. As used in this Section, "consolidated net worth" means the sum of preferred stock (if any), par value of common stock, capital in excess of par value of common stock, and retained earnings less treasury stock (if any), less goodwill, cost in excess of net assets acquired and all other assets as are properly classified as intangible assets, all determined on a consolidated basis.

                 SECTION 7.  Amendment of Section 5.20 of the Agreement.  In
Section 5.20 of the Agreement, the second sentence is amended in its entirety to read as follows:

                 As used in this Section, "consolidated cash flow" means net income after taxes but before dividends on preferred stock (excluding non-cash income), plus depreciation, depletion and amortization and non-cash losses including, but not limited to, cash amounts received by the Company and its Subsidiaries as capital contributions, all as determined on a consolidated basis (excluding consolidated cash flow of Bridge Subsidiaries and Debt Subsidiaries).

                 SECTION 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                 SECTION 9. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective upon receipt by the Agent of: (i) duly executed counterparts hereof signed by the Company, each of the Banks and the Co-Agent (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party), (ii) an opinion of counsel for the Company, substantially to the effect of Exhibit B to the Agreement with respect to this Amendment and the Agreement as amended hereby, and (iv) all documents or opinions the Agent may reasonably request relating to the existence of the Company, its Subsidiaries and the Partnerships, the corporate authority for and the validity of the Financing



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Documents, title to the Mortgaged Properties, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.




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                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the date first above written.


                                AMERICAN EXPLORATION COMPANY



                                By: /s/ JOHN M. HOGAN
                                    ------------------------------------------

                                   Title: Senior Vice President and
                                          Chief Financial Officer


                                MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK



                                By: /s/ JOHN KOWALCZUK
                                    ------------------------------------------

                                   Title: Vice President


                                BANK OF MONTREAL, as a Bank and
                                as a Co-Agent



                                By: /s/ ROBERT ROBERTS
                                    ------------------------------------------

                                   Title: Director, U.S. Corporate Banking





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                                             BANQUE PARIBAS



                                             By: /s/ DOUGLAS R. LIFTMAN
                                                 -----------------------------

                                                Title: Vice President


                                             By: /s/ BARTON D. SCHOUEST
                                                 -----------------------------

                                                Title: Group Vice President



                                             BANK ONE TEXAS, N.A.



                                             By: /s/ CHARLES KINGSWELL-SMITH
                                                 -----------------------------

                                                Title: Vice President


                                             MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK, as Agent



                                             By:  /s/ JOHN KOWALCZUK
                                                  ----------------------------

                                                Title: Vice President


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